UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2024

HEALTH DISCOVERY CORPORATION

(Exact name of registrant as specified in charter)

GA	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 SUMMIT BLVD, SUITE 300
ATLANTA, GA	30319
(Address of principal executive offices)	(Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HDVY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2024, Dr. Alan K. Hauser, Ph.D. was appointed as Chief Executive Officer of Health Discovery Corporation (the “Company”). Following an extensive search, the Board of Directors hired Dr. Hauser to replace George McGovern, the former Chief Executive Officer of the Company.

Dr. Hauser, age 65 is a seasoned business executive with over twenty-five years of experience in the life sciences field. Most recently, he served as the Chief Executive Officer of Arvetas Biosciences based in Irvine, California from 2020 to 2024. During his tenure, he advanced machine learning-powered multiomic profiling to enable companion diagnostics-stratified precision medicine, secured foundational capital and spatial biology collaborations, including with the National Cancer Institute, and hired and led a multidisciplinary team that demonstrated proof-of-concept of the spatialomics solution. Prior to Arvetas, Dr. Hauser was the Business Development Senior Vice President at CDx Precision Health in Chicago, Illinois, where he led its stratified medicine practice. In conducting Health Economics and Outcomes Research (HEOR), he built pharmacoeconomic decision trees for targeted cancer therapy clinical trials that generated $250 million in cost savings. Dr. Hauser also created value by developing and executing strategic biotech innovation-to-commercialization roadmaps encompassing product-intellectual property competitive landscaping and ROI-guided partnering.

Dr. Hauser is a Certified Licensing Professional who received his undergraduate degree from North Carolina State University and his M.S. and Ph.D. in Chemical and Biomolecular Engineering from the University of California, Berkeley.

As Chief Executive Officer, Dr. Hauser’s vision for the Company includes but is not limited to: 1) evaluation of the Company’s Intellectual Property Portfolio; 2) exploration and development of commercial opportunities for the Company; 3) protection and enforcement of the Company’s Intellectual Property Portfolio per results of evaluation; 4) completion of necessary Internal Revenue Service requirements to bring Company current; and 5) satisfaction of obligations and current requirements of the Securities Exchange Commission for purposes of Company’s common stock listing.

Dr. Hauser’s compensation will include a base salary of $180,000 per year (pro-rated for any partial year of service) and a grant of 1,000,000 shares of restricted common stock of the Company, with the Initial Share Award vesting July 8, 2025, subject to his continued employment by the Company for such period. Dr. Hauser will receive the following performance-based stock awards, subject to the achievement of certain performance goals and his continued employment: (i) upon his completion of six months of employment with the Company, he shall be granted an additional 500,000 shares of the Company’s common stock; and (ii) upon his completion of twelve months of employment, he shall be granted an additional 500,000 shares of the Company’s common stock. These awards will be subject to vesting requirements.

Board members Colleen Hutchinson and Edward Morrison stated:

“We are excited to welcome aboard Dr. Alan Hauser. Dr. Hauser’s credentials, experience, and vision for Health Discovery Corp align with the Board’s goals for the Company. Alan has an ambitious plan for Health Discovery, the implementation and scope of which will serve as a guiding framework for the foundation of a successful future for this Company.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION
Registrant

Dated: July 11, 2024	By:	/s/ Colleen Hutchinson
Colleen Hutchinson Board Member

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